Exhibit 10.1

AMENDED AND RESTATED EQUIPMENT REVOLVING NOTE

Amount:  $582,841.63                                                                                                                                         Date: July 16, 2014
                                                                                                                                                     Northbrook, Illinois

Z TRIM HOLDINGS, INC., an Illinois corporation (the “Borrower”), having its chief executive office located at 1011 Campus Drive, Mundelein, Illinois 60060, promises to pay to the order of FORDHAM CAPITAL PARTNERS, LLC, a Delaware limited liability company (together with its successors and assigns, the “Lender”), with an office located at 910 Skokie Boulevard, Suite 200, Northbrook, Illinois 60062, the principal sum of FIVE HUNDRED EIGHTY TWO THOUSAND EIGHT HUNDRED FORTY ONE AND 63/100 ($582,841.63) (U.S.), or if less, the aggregate unpaid principal amount of all advances ("Advances") made by the Lender to the Borrower under this Amended and Restated Equipment Revolving Note (the "Note"), plus interest payable monthly on the unpaid principal balances hereof from time to time unpaid calculated at the fixed rate of twenty-two percent (22%) per annum (the "Interest Rate").
Borrower covenants to pay to Lender successive monthly installments of principal of Twelve Thousand One Hundred Forty Two and 53/100 Dollars ($12,142.53) each (based on a forty-eight month amortization), together with interest on the unpaid principal balances hereof calculated at the Interest Rate and payable concurrently with each principal payment, commencing on July 24, 2014, and continuing on the same day of each month thereafter to and including February 24, 2015,  followed by a final balloon payment of the entire unpaid principal balance of this Note and all accrued and unpaid interest on March 24, 2015 (the “Maturity Date”).

Borrower may reborrow under this Note an amount equal to $582,841.63 less the then outstanding principal balance of this Note on the date of reborrowing provided the following conditions shall be satisfied at the time of each reborrowing (i) no Event of Default (as such term is defined in the Security Agreement described below and incorporated herein by reference as if set forth in full) shall then exist, (ii) such borrowing shall not occur more than once per quarter during the term of this Note (and the first reborrowing may not occur prior to October 24, 2014), (iii) Lender shall have provided its written consent to such reborrowing in Lender's sole and absolute discretion (and Borrower agrees that Lender shall not incur any liability to Borrower or any other Person should Lender decline to consent to any reborrowing request made by Borrower), and (iv) if Lender does give consent to any such reborrowing, it shall be conditioned upon a current reappraisal of Borrower's equipment being made prior to such reborrowing and the results thereof must be satisfactory to Lender in its sole and absolute discretion.

Interest shall be based upon a 360-day year and charged on the average daily balances.  All Advances and all payments made on account of the principal and interest hereof shall be evidenced by entries on the books and records of the Lender and shall be rebuttable presumptive evidence of the principal amount and interest owing hereon.  In addition, Borrower agrees to pay Lender a late charge on all payments made on this Note received more than five (5) days after the due date thereof in an amount equal to five percent (5.00%) of the late payment for each month (or portion thereof that it remains unpaid).

After an Event of Default, interest shall accrue on the entire unpaid principal balance hereof calculated at a fixed rate equal to twenty-seven percent (27%) per annum (the “Default Rate”).

To induce Lender to make the equipment revolving loan evidenced by this Note (the "Equipment Loan") and provide Lender a minimum guaranteed interest thereon, Borrower acknowledges and irrevocably agrees that if this Note shall be prepaid for any reason whatsoever at any time prior to September 24, 2014 (such initial six month period commencing on the date of the Prior Note as defined below, the "Guaranteed Interest Period"), Borrower will pay to Lender a prepayment premium on the date of prepayment equal to the amount by which (a) the aggregate interest that Lender would have received on the loan (previously evidenced by the Prior Note and now evidenced by this Note) during the Guaranteed Interest Period had there been no prepayment, exceeds (b) the aggregate interest paid to Lender prior to the date of prepayment.  Borrower further acknowledges and irrevocably agrees that Borrower's payment obligations under this paragraph are material provisions designed to induce Lender to make the Equipment Loan to Borrower, and Lender is relying on the enforceability of such provisions in agreeing to make the Equipment Loan to Borrower.   Any prepayment made during the Guaranteed Interest Period must be a full prepayment of the entire unpaid principal balance of this Note, and no partial prepayments of principal will be permitted during such period.

Unless otherwise agreed, all payments shall be first applied to accrued interest to the date of payment, then to unpaid principal, and any remaining amount to any unpaid Collection Costs (as hereinafter defined).

This Note is issued pursuant to and entitled to the benefits of, and is secured by, the Security Agreement dated as of March 24, 2014 between the Borrower and the Lender (such agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter, the "Security Agreement") and the other Loan Documents (as such terms are defined in the Security Agreement), to which reference is hereby made for a more complete statement of the terms and conditions under which the loan evidenced hereby is made, and the terms and conditions governing the collateral security for the obligations of the Borrower hereunder.   All capitalized terms used in this Note and not defined shall have the meaning set forth in the Security Agreement, the terms of which are incorporated herein by reference.

This Note constitutes an amendment and restatement of, increase to, and replacement and substitution for, that certain Equipment Revolving Note dated March 24, 2014 in the principal amount of $500,000.00 executed by Borrower and made payable to the order of the Lender (the "Prior Note").  The outstanding indebtedness evidenced by the Prior Note is continuing indebtedness evidenced hereby, and nothing herein shall be deemed to constitute a payment, settlement or novation of the Prior Note, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of the Lender against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

If any Event of Default shall occur, then this Note and all other Liabilities, at the option of the Lender, shall immediately become due and payable, without notice or demand on the Borrower, together with all expenses, costs and reasonable attorneys' fees incurred or expended by the Lender in enforcing its rights hereunder which shall become additional indebtedness immediately due and payable hereon, and the Lender may exercise any of the remedies provided by the Security Agreement and any other Loan Document, or under the UCC or other applicable law.

Lender may, at any time or times hereafter, after an Event of Default, appropriate and apply toward the payment of this Note any moneys, credits, deposits, checks, accounts, drafts, securities, certificates of deposit or other property belonging to the Borrower, in the possession of or under the control of the Lender, as well as any indebtedness of the Lender to the Borrower, then due or to become due.

Borrower hereby waives presentment, demand, notice of dishonor and all other notices and demands in connection with the enforcement of the Lender's rights hereunder.  Any failure of the Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time.

Borrower agrees to reimburse the Lender upon demand for any and all costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys' fees, whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or incurred in any other matter or proceeding relating to this Note (all of  the foregoing collectively “Collection Costs”).

Borrower hereby authorizes the Lender to rely upon the written, electronic or fax instructions of any person identifying himself or herself as an officer, member or employee designated by Borrower from time to time in any schedule or certificate, which schedule or certificate shall become effective when received by Lender, and upon any signature which the Lender believes to be genuine, and the Borrower shall be bound by any such reliance in the same manner as if such person were actually authorized or such signature were genuine.  The Borrower also agrees to indemnify the Lender and hold it harmless from any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees) which may arise or be created by the acceptance of instructions for making Advances hereunder, and to pay all legal and other costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Lender in obtaining payment of the amounts payable by the Borrower.

All notices or other communications hereunder to any party hereto (excluding any routine statements, if any, sent to Borrower) shall be sent in accordance with the terms of Section 15 of the Security Agreement, the terms of which are incorporated herein by reference.

No reference herein to the Security Agreement or any of the other Loan Documents and no provision of this Note or any of the other Loan Documents, shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note (and all other sums payable hereunder) at the place, at the respective times, and in the currency herein prescribed.

Borrower hereby represents that the principal amount of the loan evidenced hereby is a business loan, that the proceeds thereof shall be used for business purposes only and that the same is exempt from limitations upon lawful interest, pursuant to the terms of Section 205/4 of Chapter 815 of the Illinois Compiled Statutes.

This Note may not be amended, modified or changed nor shall any waiver of any of the provisions hereof be effective, except only by an instrument in writing, signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

Whenever possible, each provision of this Note and each of the other Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note or any of the other Loan Documents shall be prohibited or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the provisions of this Note or the other Loan Documents.

The provisions of this Note shall be binding upon Borrower, its successors and assigns, and shall inure to the benefit of and extend to the Lender and any holder hereof.

BORROWER HEREBY COVENANTS TO LENDER AND IRREVOCABLY AGREES THAT ITS OBLIGATION TO MAKE ALL PAYMENTS WHEN DUE UNDER THIS NOTE SHALL BE ABSOLUTE AND UNCONDITIONAL, AND BORROWER HEREBY WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE LENDER IN ENFORCING THIS NOTE.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER MAKING THE LOAN EVIDENCED HEREBY TO BORROWER.

THIS NOTE HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF ILLINOIS, IN WHICH STATE IT SHALL BE PERFORMED BY BORROWER.   THE VALIDITY AND CONSTRUCTION OF THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS (EXCLUSIVE OF CHOICE OF LAW PRINCIPLES).   ALL ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR IN CONSEQUENCE OF THIS NOTE OR THE SECURITY AGREEMENT SHALL, AT LENDER'S SOLE AND ABSOLUTE ELECTION, BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING SITUS IN COOK COUNTY OR LAKE COUNTY, ILLINOIS, AND BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED AND HAVING ITS SITUS IN COOK COUNTY OR LAKE COUNTY, ILLINOIS.  THE AFORESAID NOTWITHSTANDING, BORROWER FURTHER AGREES THAT LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST BORROWER OR BORROWER'S PROPERTY IN A COURT IN ANY LOCATION NECESSARY TO ENABLE LENDER TO OBTAIN A JUDGMENT AGAINST BORROWER OR TO REALIZE UPON ANY ASSETS OF BORROWER, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN LENDER'S FAVOR.  BORROWER SHALL INDEMNIFY LENDER FOR ALL COSTS AND EXPENSES (INCLUDING ATTORNEY'S FEES AND EXPENSES) INCURRED BY LENDER IN CONNECTION WITH ANY SUCH ACTION(S).  THE BORROWER AGREES THAT ANY FINAL JUDGMENT RENDERED AGAINST IT IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AS TO THE SUBJECT OF SUCH FINAL JUDGMENT AND MAY BE ENFORCED IN OTHER JURISDICTIONS IN ANY MANNER PROVIDED BY LAW.

THE BORROWER ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED.  THE BORROWER, AFTER CONSULTING COUNSEL OF ITS CHOICE, KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES BETWEEN THE BORROWER AND THE LENDER.  THE LENDER SHALL NOT BE DEEMED TO HAVE GIVEN UP THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE LENDER.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered as of the date first above written.

BORROWER:

Z Trim Holdings, Inc.,
an Illinois corporation

By: ____________________________________
Name:
Title: